                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)______


                               ------------------------

                          THE FIRST NATIONAL BANK OF CHICAGO
                 (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION           36-0899825
                                             (I.R.S. EMPLOYER
                                             IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                          THE FIRST NATIONAL BANK OF CHICAGO
                         ONE FIRST NATIONAL PLAZA, SUITE 0286
                            CHICAGO, ILLINOIS   60670-0286
               ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
              (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                             ----------------------------
                                   US WEST, INC.
                       (TO BE RENAMED "MEDIAONE GROUP, INC.)
           (EXACT NAME OF OBLIGORS AS SPECIFIED IN THEIR TRUST AGREEMENTS)



     DELAWARE                                     APPLIED FOR
   (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)

7800 EAST ORCHARD ROAD
ENGLEWOOD, COLORADO                                80111
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

      GUARANTEE OF PREFERRED PREFERRED SECURITIES OF MEDIAONE FINANCE TRUST I
                           (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 28th day of April, 1998.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               BY /s/ Steven M. Wagner
                  -------------------------------
                    STEVEN M. WAGNER
                    FIRST VICE PRESIDENT




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                      EXHIBIT 6



                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT


                                                  April 28, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the guarantee of the Preferred Securities of MediaOne Finance Trust I, by U S WEST, Inc. (to be renamed "MediaOne Group Inc."), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO



                         BY: /s/ Steven M. Wagner
                            -------------------------------
                              STEVEN M. WAGNER
                              FIRST VICE PRESIDENT

                                      EXHIBIT 7


Legal Title of Bank:          The First National Bank of Chicago          Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:                      One First National Plaza, Ste 0303                                             Page RC-1
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                      ------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                DOLLAR AMOUNTS IN             C400
                                                                                                          ------------
                                                                                    THOUSANDS     RCFD    BIL MIL THOU
                                                                                ----------------- ----    ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1) . . . . . .                         0081      4,267,336       1.a.
     b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . .                        0071      6,893,837       1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A). . . . .                        1754              0       2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D). . .                         1773      5,691,722       2.b.
3.   Federal funds sold and securities purchased under agreements to
     resell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         1350      6,339,940         3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2122 25,202,984                            4.a.
     b. LESS: Allowance for loan and lease losses . . . . . . . . . . . .   RCFD 3123    419,121                            4.b.
     c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . .   RCFD 3128          0                            4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . .                         2125     24,783,863       4.d.
5.   Trading assets (from Schedule RD-D). . . . . . . . . . . . . . . . .                         3545      6,703,332         5.
6.   Premises and fixed assets (including capitalized leases) . . . . . .                         2145        743,426         6.
7.   Other real estate owned (from Schedule RC-M) . . . . . . . . . . . .                         2150          7,727         7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . .                         2130        134,959         8.
9.   Customers' liability to this bank on acceptances outstanding. . . . .                        2155        644,340         9.
10.  Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . .                         2143        268,501        10.
11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . .                        2160      2,004,432        11.
12.  Total assets (sum of items 1 through 11) . . . . . . . . . . . . . .                         2170     58,483,415        12.


--------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:         The First National Bank of Chicago            Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0303                                               Page RC-2
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                         DOLLAR AMOUNTS IN
                                                                             THOUSANDS                      BIL MIL THOU
                                                                          -----------------                 --------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1) . . . . . . . . . . . . . . . . .                           RCON 2200   21,756,846   13.a
        (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . . .   RCON 6631  9,197,227                             13.a.1
        (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . .   RCON 6636  559,619                               13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II). . . . . . . . . . . . . .                           RCFN 2200   14,811,410   13.b.
        (1) Noninterest bearing . . . . . . . . . . . . . . . . . . .   RCFN 6631    332,801                             13.b.1
        (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . .   RCFN 6636 14,478,609                             13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase: . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 2800    4,535,422   14
15.  a. Demand notes issued to the U.S. Treasury  . . . . . . . . . .                           RCON 2840       43,763   15.a
     b. Trading Liabilities(from Schedule RC-D) . . . . . . . . . . .                           RCFD 3548    6,523,239   15.b
16.  Other borrowed money:
     a. With a remaining  maturity of one year or less . . . . . . .                            RCFD 2332    1,360,165   16.a
     b. With a remaining  maturity of than one year through three years                              A547      576,492   16.b
 .    c. With a remaining maturity of more than three years . . . . .                                 A548      703,981   16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding . . . .                            RCFD 2920      644,341   18
19.  Subordinated notes and debentures (2). . . . . . . . . . . . . .                           RCFD 3200    1,700,000   19
20.  Other liabilities (from Schedule RC-G) . . . . . . . . . . . . .                           RCFD 2930    1,322,077   20
21.  Total liabilities (sum of items 13 through 20) . . . . . . . . .                           RCFD 2948   53,987,736   21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus. . . . . . . . . .                           RCFD 3838            0   23
24.  Common stock . . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 3230      200,858   24
25.  Surplus (exclude all surplus related to preferred stock) . . . .                           RCFD 3839    2,999,001   25
26. a. Undivided profits and capital reserves . . . . . . . . . . . .                           RCFD 3632    1,273,239   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
        securities. . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 8434       24,096   26.b.
27.  Cumulative foreign currency translation adjustments. . . . . . .                           RCFD 3284       (1,515)  27
28.  Total equity capital (sum of items 23 through 27). . . . . . . .                           RCFD 3210    4,495,679   28
29.  Total liabilities and equity capital (sum of items 21 and 28). .                           RCFD 3300   58,483,415   29



Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
     performed for the bank by independent external                                        Number
                                                                                         ----------
     auditors as of any date during 1996 . . . . . . . . . . . . . . . . RCFD 6724 . ...    N/A.           M.1
                                                                                         ----------

1 =  Independent audit of the bank conducted in accordance           4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank             authority)
2 =  Independent audit of the bank's parent holding company          5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing              auditors
     standards by a certified public accounting firm which           6 =   Compilation of the bank's financial statements by
     external submits a report on the consolidated holding company         auditors
     (but not on the bank separately)                                7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                 8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

--------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

